EXHIBIT 99.3

LETTER TO BENEFICIAL HOLDERS

                         [$                           ]
                    EXCHANGE OFFERS AND CONSENT SOLICITATION
                          OUTSTANDING DEBT SECURITIES
                                       OF

                                  TENNECO INC.
                    (TO BE RENAMED TENNECO AUTOMOTIVE INC.)
                                 EXCHANGED FOR

                             NEW DEBT SECURITIES OF
                     TENNECO PACKAGING INC. (TO BE RENAMED)

EACH OF THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                              , 1999, UNLESS EXTENDED (THE "EXPIRATION TIME") OR
EARLIER TERMINATED.


THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY, ON
                              , 1999, UNLESS EXTENDED ("THE EARLY EXCHANGE
TIME") OR EARLIER TERMINATED. HOLDERS MUST TENDER BEFORE THE EARLY EXCHANGE TIME TO BE ELIGIBLE TO RECEIVE $1,000 PRINCIPAL AMOUNT OF APPLICABLE NEW SECURITIES FOR EACH $1,000 PRINCIPAL AMOUNT OF ORIGINAL SECURITIES, AS DESCRIBED BELOW. HOLDERS WHO TENDER AFTER THE EARLY EXCHANGE TIME BUT BEFORE THE APPLICABLE
EXPIRATION TIME WILL BE ELIGIBLE TO RECEIVE ONLY [$          ] PRINCIPAL AMOUNT
OF APPLICABLE NEW SECURITIES FOR EACH $1,000 PRINCIPAL AMOUNT OF ORIGINAL SECURITIES, AS DESCRIBED BELOW.


TENDERED SECURITIES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME BEFORE THE EARLIER OF (1) THE EARLY EXCHANGE TIME AND (2) 5:00 P.M., NEW YORK CITY TIME, ON THE DATE THAT TENNECO PUBLICLY ANNOUNCES IT HAS RECEIVED THE REQUIRED CONSENTS, AS DESCRIBED BELOW.

                            [               ,] 1999

To Our Clients:

     Enclosed for your consideration are a Prospectus and Consent Solicitation of Tenneco Inc., a Delaware corporation ("Tenneco"), and Tenneco Packaging Inc.
(to be renamed), a Delaware corporation ("Packaging"), dated [               ],
1999 (the "Prospectus"), and the related Letter of Consent/Transmittal (the "Letter of Transmittal"). These documents relate to:

     - the offers by Tenneco to exchange, upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal,
       up to [$          ] aggregate principal amount of newly issued debt
       securities (the "New Securities") of Packaging for any and all of the
       [$          ] aggregate principal amount of certain outstanding debt
       securities issued by Tenneco (the "Original Securities") described herein (each such offer is referred to individually as an "Exchange Offer" and collectively as the "Exchange Offers"); and

     - in connection with the Exchange Offers, Tenneco's solicitation of consents (the "Consent Solicitation") to amendments to the indenture under which Tenneco issued the Original Securities that would eliminate the restrictions on Tenneco's operations currently included in that indenture (the "Proposed Amendments").


     For each $1,000 principal amount of Original Securities validly tendered and accepted for exchange, Tenneco is offering (1) $1,000 principal amount of the corresponding series of Packaging's New Securities if the Original Securities are validly tendered before the Early Exchange Time, as shown in the
applicable column of the table below, or (2) [$   ] principal amount of New
Securities if the Original Securities are validly tendered after the Early Exchange Time but before the applicable Expiration Time, as shown in the applicable column of the table below. Tenneco will, however, only issue New Securities with principal amounts of $1,000 or integral multiples of $1,000. Tenneco will: (1) aggregate the New Securities to which a tendering registered holder would otherwise be entitled; (2) round this amount down to the nearest $1,000 and issue New Securities to that holder in the rounded amount; and (3) compensate that holder for this rounding by paying cash in an amount equal to the principal amount of the fractional New Security.



                                          EXCHANGING HOLDERS WILL RECEIVE THE FOLLOWING
                                                       PRINCIPAL AMOUNT OF
                  FOR EACH:                        PACKAGING'S NEW SECURITIES:
           -----------------------   --------------------------------------------------------
AGGREGATE  $1,000 PRINCIPAL AMOUNT     IF ORIGINAL SECURITIES        IF ORIGINAL SECURITIES
PRINCIPAL   OF TENNECO'S ORIGINAL    ARE VALIDLY TENDERED BEFORE   ARE VALIDLY TENDERED AFTER
 AMOUNT          SECURITIES            THE EARLY EXCHANGE TIME      THE EARLY EXCHANGE TIME*
---------  -----------------------   ---------------------------   --------------------------
                                          [to come]


---------------

* The valid tender must be received before the applicable Expiration Time.



     Tenneco will also pay accrued but unpaid interest on Original Securities exchanged through the date Tenneco accepts them for exchange. If, however, Tenneco accepts for exchange any particular series of Original Securities after an interest record date for that series and on or before the related interest payment date, accrued but unpaid interest will instead be paid to the holder of those Original Securities as of the record date (if different from the tendering holder).


     THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ORIGINAL SECURITIES HELD BY US FOR YOUR ACCOUNT OR TO CONSENT TO THE PROPOSED AMENDMENTS (A "CONSENT").

     ANY NEW SECURITIES ISSUED IN EXCHANGE FOR ORIGINAL SECURITIES WILL BE ISSUED ONLY IN BOOK-ENTRY FORM THROUGH THE DEPOSITORY TRUST COMPANY ("DTC"), WHICH MEANS THAT NO EXCHANGING HOLDER WILL RECEIVE CERTIFICATES EVIDENCING ANY NEW SECURITIES.

     We are the registered holder of Original Securities held for your account. A tender of these securities can be made and a Consent to the Proposed Amendments described in the Prospectus may be given only by us as the registered holder and pursuant to your instructions.

     We request that you advise us whether you wish us to tender and to deliver a Consent to the Proposed Amendments with respect to any or all of the Original Securities held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.


     Your instructions to us should be forwarded as promptly as possible in order to permit us to execute the Letter of Transmittal and tender your Original Securities and Consent to the Proposed Amendments on your behalf in accordance with the terms of the Exchange Offers and Consent Solicitation. THE DEADLINE FOR HOLDERS TO QUALIFY TO RECEIVE $1,000 PRINCIPAL AMOUNT OF APPLICABLE NEW SECURITIES FOR EACH $1,000 PRINCIPAL AMOUNT OF ORIGINAL SECURITIES IS 5:00 P.M.,
NEW YORK CITY TIME, ON [               ], 1999, UNLESS EXTENDED OR EARLIER
TERMINATED.



     If we tender your Original Securities after the Early Exchange Time, you could become entitled to a cash payment in lieu of any fractional interest in New Securities. Because Tenneco will aggregate the New Securities to which a tendering registered holder is entitled before making any such cash payment, we must in that case submit a separate tender for you. If we fail to do this, you may not receive this cash payment.

     Your attention is directed to the following:


     1. Subject to the terms and conditions of each Exchange Offer and the Consent Solicitation and applicable law, Tenneco will make payment for the Original Securities accepted for exchange by depositing with The Chase Manhattan Bank, as exchange agent (the "Exchange Agent"): (1) New Securities (in book-entry form); (2) cash for any fractional New Securities; and (3) cash for the payment of any applicable accrued but unpaid interest on Original Securities. This will occur on the first New York Stock Exchange trading day after Tenneco accepts the related Original Securities for exchange. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving payments and/or New Securities (in book-entry form) from Tenneco and then delivering payments and/or New Securities (in book-entry form) to or at the direction of those holders. The Exchange Agent will make this delivery on the same day Tenneco deposits payment for the related Original Securities, or as soon thereafter as practicable.


     2. Packaging is currently owned by Tenneco. Tenneco intends to spin-off Packaging to its public stockholders. Upon completion of the spin-off, Packaging will become an independent, publicly held company engaged in Tenneco's current packaging businesses. The Exchange Offers are one component of a plan to realign Tenneco's debt before the spin-off.

     3. Each Exchange Offer will expire at 5:00 p.m., New York City time, on
[               ], 1999, unless extended or earlier terminated. The Consent
Solicitation will expire at 5:00 p.m., New York City time, on [               ],
1999, unless extended or earlier terminated. Consummation of the Exchange Offers and Consent Solicitation is conditioned upon, among other things, satisfaction or Tenneco's waiver of the following conditions: (1) receipt by Tenneco of the required consents to amend the indenture under which Tenneco issued the Original Securities (as described in the Prospectus); (2) any and all conditions to Tenneco's concurrent cash tender offers (as described in the Prospectus); and
(3) any and all conditions to the spin-off (as described in the Prospectus).

     4. Holders of Original Securities who desire to accept an Exchange Offer in respect of their Original Securities must Consent to the Proposed Amendments with respect to those Original Securities. The valid tender of any Original Securities will automatically constitute a Consent to the Proposed Amendments with respect to those Original Securities. The Proposed Amendments would eliminate the restrictions on Tenneco's operations currently included in the indenture under which Tenneco issued the Original Securities. This includes eliminating a covenant that might, if held to apply to the spin-off, otherwise require Packaging to become the obligor of the Original Securities (the application of which Tenneco and Packaging believe is uncertain in these circumstances).


     5. If you desire to receive $1,000 principal amount of applicable New Securities for each $1,000 principal amount of Original Securities and accrued interest, we must receive your instructions in ample time to permit us to effect a tender of Original Securities and delivery of a related Consent on your behalf before the Early Exchange Time, which is 5:00 p.m., New York City time, on
[               ], 1999, unless extended or earlier terminated.



     6. If you desire to tender any Original Securities and receive only [$   ]
principal amount of applicable New Securities for each $1,000 principal amount of Original Securities, accrued interest and any applicable payment for the fractional New Security, we must receive your instructions in ample time to permit us to effect a tender of Original Securities on your behalf before the applicable Expiration Time. See above regarding the procedures for payment of cash in lieu of fractional interests in New Securities.


     7. Tenders of Original Securities may only be withdrawn (and Consents thereby may only be revoked) before the earlier of (1) the Early Expiration Time and (2) 5:00 p.m., New York City time, on the date that Tenneco publicly announces it has received the required consents to amend the indenture under which Tenneco issued the Original Securities.

     8. Any transfer taxes with respect to the sale and transfer of any Original Securities pursuant to the Exchange Offers will be paid by Tenneco, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Original Securities and Consent to the Proposed Amendments, please complete, detach and return to us the instruction form set forth below. An envelope to return your instructions is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender and Consent on your behalf by the Early Exchange Time or applicable Expiration Time, as the case may be.

     Exchange Offers are not being made to, and Consents are not being solicited from (nor will tenders of Original Securities be accepted from or on behalf of), holders in any jurisdiction in which the Exchange Offers or Consent Solicitation, or the acceptance thereof, would not be in compliance with the laws of that jurisdiction. However, Tenneco may, in its sole discretion, take such action as it may deem necessary to make the Exchange Offers and solicit Consents in any such jurisdiction, and may extend the Exchange Offers to, and solicit Consents from, holders in that jurisdiction.

                  INSTRUCTION WITH RESPECT TO EXCHANGE OFFERS

     The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus of Tenneco and Packaging dated [               ], 1999, and the
related Letter of Transmittal in connection with the Exchange Offers and Consent Solicitation by Tenneco.

     This will instruct you to: (a) tender the Original Securities indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal; and (b) Consent to the Proposed Amendments and the execution of a supplemental indenture relating thereto with respect to the Original Securities tendered, as described in the Prospectus.

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                                   Signature

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                              Name (Please Print)

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                                    Address

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                                 Daytime Phone

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                                     Dated
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                                   Signature
                    (If more than one account holder)

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                              Name (Please Print)

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                                    Address

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                                 Daytime Phone

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                                     Dated

    Type of Original Securities to be tendered and as to which Consent is given:

    ORIGINAL SECURITY BEING TENDERED (CHECK ONLY ONE*):         PRINCIPAL AMOUNT TENDERED**
    ---------------------------------------------------         ---------------------------
[ ]
[ ]
[ ]       [TO COME]
[ ]
[ ]
[ ]
[ ]

------------------------
* A separate instruction must be completed for each type of Original Security tendered.

** The tender of Original Securities will constitute a Consent to the Proposed
   Amendments and the execution of a supplemental indenture relating thereto, as described in the Prospectus.